UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2011

BCB BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	0-50275	26-0065262
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

104-110 Avenue C, Bayonne, New Jersey	07002
(Address of Principal Executive Offices)	(Zip Code)

           Registrant's telephone number, including area code:                (201) 823-0700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ x ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On April 5, 2011, BCB Bancorp, Inc. (the “Company”), its wholly owned New Jersey bank subsidiary, BCB Community Bank and Allegiance Community Bank, a New Jersey bank (“Allegiance”) jointly announced the signing of an Agreement and Plan of Merger, dated as of April 4, 2011 (the “Merger Agreement”) pursuant to which Allegiance will merge with and into BCB Community Bank.

Pursuant to the terms of the Merger Agreement, shareholders of Allegiance will receive 0.35 of a share of the Company’s common stock for each share of Allegiance common stock, subject to adjustment as disclosed in the Merger Agreement. As of April 4, 2011, the deal was valued at approximately $6.6 million.  The Merger Agreement also includes certain price protection and breakup fee provisions.  In addition, the Board of Directors of the Company and BCB Community Bank will be expanded by two seats for two current members of the Allegiance Board of Directors.

The transaction is expected to close during the third quarter of 2011, pending regulatory approvals, approval of the Merger Agreement by shareholders of Allegiance and the satisfaction of other customary closing conditions.

The preceding disclosure is qualified in its entirety by reference to the Merger Agreement and a press release announcing the signing of the Merger Agreement, which are attached hereto as Exhibits 2.1 and 99.1, respectively, and are incorporated herein by reference.

Item 8.01                    Other Events

On April 5, 2011, the Company and Allegiance issued a joint press release announcing that they had entered into a definitive merger agreement, dated as of April 4, 2011, pursuant to which Allegiance will merge with and into BCB Community Bank, with BCB Community Bank as the surviving institution.

A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The description of the Merger Agreement contained in Item1.01 of this Form 8-K is hereby incorporated by reference into this Item 8.01.

Item 9.01                      Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)	Exhibits.

Exhibit 2.1	Agreement and Plan of Merger dated as of April 4, 2011 by and between BCB Bancorp, Inc., BCB Community Bank and Allegiance Community Bank.
Exhibit 99.1	Press Release dated April 5, 2011, relating to the Agreement and Plan of Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BCB BANCORP, INC.

DATE: April 5, 2011	By: /s/ Donald Mindiak
Donald Mindiak
President and Chief Executive Officer